UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1 to Form 8-K dated July 30, 2008
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2008
EXTERRAN PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16666 Northchase Drive
Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)
(281) 836-7000
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On August 5, 2008, Exterran Partners, L.P. (the “Partnership”) filed a Current Report on Form 8-K, dated July 30, 2008 (the “Original Report”), reporting, among other things, the Partnership’s acquisition of specified compression services customer contracts and compression equipment used to provide compression services under those contracts on July 30, 2008 (the “Acquired Net Assets”) pursuant to that certain Contribution, Conveyance and Assumption Agreement, dated as of June 25, 2008, by and among the Partnership, Exterran Holdings, Inc. (along with its subsidiaries, “Exterran Holdings”) and certain of their respective subsidiaries, as further described in the Original Report. This Current Report on Form 8-K/A amends and supplements the Original Report to provide the financial statements and pro forma financial information required by Item 9.01 in connection with that acquisition. Except for filing of the financial statements and pro forma financial information, the Original Report is not being amended or updated in any manner.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The Reports of the Independent Registered Public Accounting Firm and the financial statements listed below are set forth starting on page 3 of this Form 8-K/A. The financial statements included in this Form 8-K/A are:

•	the audited combined statements of assets acquired and liabilities assumed as of December 31, 2007 and 2006 for the July 2008 Contract Operations Acquisition and the related combined statements of revenues and direct operating expenses for the years ended December 31, 2007 and 2006;

•	unaudited combined statements of assets acquired and liabilities assumed as of June 30, 2008 for the July 2008 Contract Operations Acquisition and the related unaudited combined statement of revenues and direct operating expenses for the six months ended June 30, 2008 and 2007;

•	the audited combined statements of assets acquired and liabilities assumed as of December 31, 2006 for the July 2008 Contract Operations Acquisition - Universal Compression Holdings, Inc. and the related combined statements of revenues and direct operating expenses for the period from January 1, 2007 to August 19, 2007 and the year ended December 31, 2006; and

•	unaudited combined statements of revenues and direct operating expenses for the July 2008 Contract Operations Acquisition - Universal Compression Holdings, Inc. for the six months ended June 30, 2007.
The combined financial statements related to the July 2008 Contract Operations Acquisition - Universal Compression Holdings, Inc. related to the Acquired Net Assets by Universal Compression Holdings, Inc. prior to its merger with Hanover Compressor Company on August 20, 2007.
(b) Pro Forma Financial Information.
The unaudited pro forma consolidated balance sheet of the Partnership as of June 30, 2008 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2007 and the six months ended June 30, 2008 are set forth starting on page 13 of this Form 8-K/A.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of Exterran Partners L.P.,
Houston, TX
We have audited the accompanying combined statements of assets acquired and liabilities assumed by Exterran Partners, L.P. and subsidiaries (the “Partnership”), pursuant to the Contribution, Conveyance and Assumption Agreement between Exterran Holdings, Inc. and the Partnership dated June 25, 2008, as of December 31, 2007 and 2006 and the related combined statements of revenues and direct operating expenses for the years ended December 31, 2007 and 2006 (the “July 2008 Contract Compression Acquisition Financial Statements” or the “Acquired Net Assets” ). These statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Acquired Net Assets are not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Net Assets’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
The accompanying combined statements related to the July 2008 Contract Compression Acquisition Financial Statements were prepared to present the assets acquired and liabilities assumed and revenues and direct operating expenses acquired by the Partnership pursuant to the Contribution, Conveyance and Assumption Agreement described in Note 1, and are not intended to be a complete presentation of the results of operations associated with the Acquired Net Assets.
In our opinion, such combined financial statements present fairly, in all material respects, the assets acquired and liabilities assumed by the Partnership as of December 31, 2007 and 2006, pursuant to the Contribution, Conveyance and Assumption Agreement described in Note 1, and the related revenues and direct operating expenses for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, TX
October 13, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of Exterran Partners L.P.,
Houston, TX
We have audited the accompanying combined statements of assets acquired by Exterran Partners, L.P. and subsidiaries (the “Partnership”) pursuant to the Contribution, Conveyance and Assumption Agreement between Exterran Holdings, Inc. and the Partnership dated June 25, 2008, as of December 31, 2006 related to assets previously owned by Universal Compression Holdings, Inc., and the related combined statements of revenues and direct operating expenses for the period from January 1, 2007 to August 19, 2007 and the year ended December 31, 2006. These statements (the July 2008 Contract Compression Acquisition Financial Statements — Universal Compression Holdings, Inc.” or the “Acquired Net Assets”) are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Acquired Net Assets are not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Net Assets’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
The accompanying combined statements related to the July 2008 Contract Compression Acquisition Financial Statements — Universal Compression Holdings, Inc. were prepared to present the assets acquired and liabilities assumed and revenues and direct operating expenses acquired by the Partnership pursuant to the Contribution, Conveyance and Assumption Agreement described in Note 1, and are not intended to be a complete presentation of the results of operations associated with the Acquired Net Assets.
In our opinion, such combined financial statements present fairly, in all material respects, the assets acquired by the Partnership pursuant to the Contribution, Conveyance and Assumption Agreement described in Note 1 related to assets previously owned by Universal Compression Holdings, Inc. as of December 31, 2006 and the related revenues and direct operating expenses for the period from January 1, 2007 to August 19, 2007 and the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, TX
October 13, 2008

JULY 2008 CONTRACT OPERATIONS ACQUISITION
COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
(In thousands)

	June 30, 2008	December 31, 2007	December 31, 2006
	(unaudited)
ASSETS
Compression equipment	$150,377	$143,611	$23,199
Accumulated depreciation	(15,870)	(10,155)	(6,748)

Net compression equipment	134,507	133,456	16,451
Goodwill	62,121	61,918	5,741
Intangibles and other assets, net	4,941	4,830	—

Total assets acquired	$201,569	$200,204	$22,192

LIABILITIES
Long-term debt	$175,325	$175,325	$175,325

Total liabilities assumed	$175,325	$175,325	$175,325

The accompanying notes are an integral part of these combined financial statements.

JULY 2008 CONTRACT OPERATIONS ACQUISITION
COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(In thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2008	2007	2007	2006
	(unaudited)
Revenues	$26,180	$3,661	$19,362	$6,655
Direct operating expenses:
Cost of sales (excluding depreciation and amortization)	10,061	1,090	6,929	2,708
Depreciation and amortization	3,729	627	3,338	1,129
Selling, general and administrative	911	180	603	327

Total direct operating expenses	14,701	1,897	10,870	4,164

Excess of revenues over direct operating expenses	$11,479	$1,764	$8,492	$2,491

The accompanying notes are an integral part of these combined financial statements.

JULY 2008 CONTRACT OPERATIONS ACQUISITION – UNIVERSAL COMPRESSION HOLDINGS, INC.
COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
(In thousands)

December 31, 2006
ASSETS
Compression equipment	$101,907
Accumulated depreciation	(22,991)

Net compression equipment	78,916
Goodwill	13,791

Total assets acquired	$92,707

LIABILITIES
Long-term debt	$—

Total liabilities assumed	$—

The accompanying notes are an integral part of these combined financial statements.

JULY 2008 CONTRACT OPERATIONS ACQUISITION – UNIVERSAL COMPRESSION HOLDINGS, INC.
COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(In thousands)

		Period from
		January 1, 2007
	Six Months Ended	through	Year Ended
	June 30, 2007	August 19, 2007	December 31, 2006
	(unaudited)
Revenues	$18,418	$22,991	$34,623
Direct operating expenses:
Cost of sales (excluding depreciation and amortization)	5,285	8,072	10,217
Depreciation and amortization	3,010	3,766	5,291
Selling, general and administrative	603	751	1,017

Total direct operating expenses	8,898	12,589	16,525

Excess of revenues over direct operating expenses	$9,520	$10,402	$18,098

The accompanying notes are an integral part of these combined financial statements.

JULY 2008 CONTRACT OPERATIONS ACQUISITION
AND
JULY 2008 CONTRACT OPERATIONS ACQUISITION – UNIVERSAL COMPRESSION HOLDINGS, INC.
NOTES TO COMBINED STATEMENTS OF ASSETS ACQUIRED
AND LIABILITIES ASSUMED AND
COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
1. Overview and Basis of Presentation
Overview
On July 30, 2008, Exterran Partners, L.P. (“we,” “us” or “our”) acquired from certain subsidiaries of Exterran Holdings, Inc. (along with its subsidiaries “Exterran Holdings”) certain contract operations customer service agreements with 34 customers and a fleet of approximately 620 compressor units used to provide compression services under those agreements, comprising approximately 254,000 horsepower, or 6% (by then available horsepower) of the combined contract operations business in the United States of America (“U.S.”) of Exterran Holdings and us (the “Acquisition”) in accordance with the Contribution, Conveyance and Assumption Agreement, dated June 25, 2008, between us, Exterran Holdings and certain of our respective subsidiaries (the “Agreement”). In exchange for the customer service agreements and compression equipment, we assumed $175.3 million of long-term debt from Exterran Holdings and issued 2,413,672 common units to Exterran Holdings and 49,259 general partner units to Exterran General Partner, L.P., our general partner and Exterran Holdings’ wholly-owned subsidiary.
On August 20, 2007, Universal Compression Holdings, Inc. (“Universal”) and Hanover Compressor Company (“Hanover”) completed a merger transaction (the “Merger”). In connection with the Merger, Universal and Hanover became wholly-owned subsidiaries of Exterran Holdings. Hanover was determined to be the acquirer for accounting purposes.
The accompanying combined statements of assets acquired and liabilities assumed and revenues and direct operating expenses for the July 2008 Contract Operations Acquisition include contract operations customer service agreements and related compressor units acquired in connection with the Acquisition that were owned by Exterran Holdings subsequent to the Merger and those contract services agreements and related compressor units owned by Hanover prior to the Merger. The accompanying combined statements of assets acquired and liabilities assumed and revenues and direct operating expenses for the July 2008 Contract Operations Acquisition — Universal Compression Holdings, Inc. include contract operations customer service agreements and related compressor units acquired in connection with the Acquisition that were owned by Universal prior to the Merger.
These financial statements represent the assets acquired and liabilities assumed as well as the revenue and direct operating expenses related to the contract operations service contracts contributed to us in connection with the Agreement.
Basis of Presentation
The accompanying combined statements of assets acquired and liabilities assumed and statements of revenues and direct operating expenses of the July 2008 Contract Operations Acquisition and July 2008 Contract Operations Acquisition — Universal Compression Holdings, Inc. (collectively, the “Acquired Net Assets”) have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The Acquired Net Assets were not operated as a separate business unit or legal entity of either Exterran Holdings or Universal, but were an integrated part of each company’s consolidated operations.
The accompanying combined statements have been derived from the historical records of Exterran Holdings and Universal in order to present combined statements of assets acquired and liabilities assumed and revenues and direct operating expenses related to the Acquisition in accordance with accounting principles generally accepted in the U.S. (“GAAP”). In the opinion of management, the accompanying combined statements contain all adjustments considered necessary to fairly present the assets acquired, liabilities assumed, revenues and direct operating expenses related to the Acquisition. These combined statements are not intended to be a complete presentation of the financial position or results of operations for the Acquired Net Assets. The historical operating results of the July 2008 Contract Operations Acquisition and the July 2008 Contract Operations Acquisition — Universal Compression Holdings, Inc. may not be indicative of its results in the future due to changes in the business.
All cash flow requirements of the Acquired Net Assets were funded by either Exterran Holdings or Universal, and cash management functions were not performed at the Acquired Net Assets level. Therefore, a statement of cash flows, including cash flows from operating, investing and financing activities, is not presented as the Acquired Net Assets did not maintain a separate cash balance.

The combined statements of assets acquired and liabilities assumed include only the natural gas compression equipment and liabilities included in the Acquired Net Assets as defined in the Agreement. The combined statements of revenues and direct operating expenses related to the Acquisition include only the revenues and direct expenses attributable to Exterran Holdings’ or Universal’s natural gas contract operations customer service agreements for the 34 customers that were transferred. These statements include depreciation expense related to the natural gas compression equipment utilized to service these 34 customers that were transferred in connection with the Acquisition. These statements also include the goodwill, intangible assets and amortization related to the intangible assets associated with the Acquired Net Assets. Certain expense items not directly associated with the natural gas contract operations customer service agreements, such as interest, income taxes and corporate overhead (see Note 2) were excluded from the statements of revenues and direct operating expenses. The allocation of such costs was not historically made and therefore would be made at the discretion of management and would not necessarily be indicative of what such costs actually would have been had the specific assets been operated as a stand-alone entity.
2. Summary of Significant Accounting Policies
Use of Estimates
In preparing the Acquired Net Assets combined statements of assets acquired, liabilities assumed and revenue and direct operating expenses, management made estimates and assumptions that affect the amounts reported therein and related disclosures. Actual results may differ from these estimates.
Compression Equipment
Compression equipment is carried at cost. Depreciation for financial reporting purposes is computed on the straight-line basis using an estimated useful life of 5-30 years. For compression equipment, depreciation begins with the first compression service.
Maintenance and repairs are charged to expense as incurred. Overhauls and major improvements that increase the value or extend the life of compressor units are capitalized and depreciated over the estimated useful life of up to 6.5 years.
Compression equipment is reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable based upon undiscounted cash flows. Any impairment losses are measured based upon the excess of the carrying value over the fair value.
Goodwill and Other Intangibles
The preliminary amounts of goodwill and finite life intangible assets reflected in the combined statements of assets acquired and liabilities assumed represent an allocation of the historical cost goodwill and finite life intangible assets of Exterran Holdings’ North America contract operations segment. The amounts allocated were based on the preliminary determination of fair value of the net assets transferred to us to the total fair value of Exterran Holdings’ North America contract operations segment.
The preliminary amount of finite life intangible assets included in the July 2008 Contract Operations Acquisition is comprised of $4.0 million associated with customer relationships and $1.1 million, associated with customer contracts. These intangible assets are being amortized through 2024 and 2016, respectively, based on the present value of expected income to be realized from these assets.
The preliminary amount of goodwill and finite life intangible assets allocated to us in connection with the Acquisition is based on preliminary valuations, and our estimates and assumptions are subject to change upon the completion of management’s review of final valuations. The final valuation of goodwill and finite life intangible assets is expected to be completed as soon as practicable.
Revenue Recognition
Revenue is recognized using the following criteria: (a) persuasive evidence of an exchange arrangement exists; (b) delivery has occurred or services have been rendered; (c) the buyer’s price is fixed or determinable and (d) collectibility is reasonably assured. Revenue from contract operations service is recorded when earned, which generally occurs monthly at the time the monthly compression service is provided to customers in accordance with the contracts.

Cost of Sales (Excluding Depreciation and Amortization)
Cost of sales (excluding depreciation and amortization) includes all variable and fixed costs associated with providing contract operations services, including direct labor, benefits cost, parts cost, unit freight cost, lubricant cost, field supply cost and ad valorem taxes.
Selling, General and Administrative
Selling, general and administrative (“SG&A”) expenses include only those costs directly associated with producing contract operations revenues, including fleet management, selling and marketing, bad debt expense and ad valorem taxes. The amount of SG&A expenses included in the combined statements of revenues and direct operating expenses reflects an allocation of those costs incurred by Exterran Holdings or Universal based on a percentage of horsepower.
3. Long-Term Debt
As part of the purchase price paid for the customer service agreements and compression equipment we acquired in the Acquisition, we assumed $175.3 million of Exterran Holdings’ long-term debt that was outstanding under Exterran Holdings’ $850 million revolving credit facility. At June 30, 2008, this long-term debt bore interest at LIBOR plus 0.825% and matures in 2012. Concurrent with the closing of the July 2008 Contract Operations Acquisition, we borrowed $117.5 million under our term loan and $58.3 million under our revolving credit facility, which together were used to repay the debt assumed from Exterran Holdings in connection with the acquisition and to pay other costs incurred.

EXTERRAN PARTNERS, L.P.
UNAUDITED PRO FORMA FINANCIAL STATEMENTS
INTRODUCTION
The following are the unaudited pro forma consolidated financial statements of Exterran Partners, L.P. (“we,” “us” or “our”) as of June 30, 2008, and for the year ended December 31, 2007 and the six months ended June 30, 2008. The unaudited pro forma consolidated balance sheet assumes that our acquisition in July 2008 of certain contract operations customer service agreements and compression equipment (together, the “Assets”) of the natural gas contract operations business that is provided in the United States of America by Exterran Holdings, Inc. (along with its subsidiaries “Exterran Holdings”) and its subsidiaries, our assumption of long-term debt from Exterran Holdings and the other related transactions, as described below (the “Acquisition”), occurred as of June 30, 2008. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2007 and the six months ended June 30, 2008 assume that the Acquisition occurred on January 1, 2007. These transaction adjustments are presented in the notes to the unaudited pro forma financial statements.
The pro forma financial statements reflect the following transactions (the “transactions”):
•	our acquisition of the Assets from Exterran Holdings;

•	our assumption of $175.3 million of Exterran Holdings’ long-term debt;

•	our issuance of 2,413,672 common units to Exterran Holdings and 49,259 general partner units to Exterran General Partner, L.P., our general partner and Exterran Holdings’ wholly-owned subsidiary;

•	our additional borrowing of $117.5 million under our term loan and $58.3 million under our revolving credit facility and use of those proceeds to retire the debt assumed from Exterran Holdings and to pay other costs incurred.
The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations were derived by adjusting our historical financial statements. The adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions. The unaudited pro forma consolidated financial statements do not purport to present our financial position or results of operations had the Acquisition actually been completed as of the dates indicated. Moreover, the statements do not project our financial position or results of operations for any future date or period.

EXTERRAN PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
June 30, 2008
(In thousands)

	Exterran	July 2008 Contract			Exterran
	Partners, L.P.	Operations			Partners, L.P.
	Historical	Acquisition	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,018	$—	$175,750	(A)	$1,134
			(175,634	) (B)
Accounts receivable, net of allowance for bad debts	21,169	—	—		21,169
Accounts receivable, affiliate	6,092	—	—		6,092

Total current assets	28,279	—	116		28,395

Compression equipment	396,279	150,377	—		546,656
Accumulated depreciation	(99,635)	(15,870)	—		(115,505)

Net compression equipment	296,644	134,507	—		431,151
Goodwill	67,273	62,121	—		129,394
Intangibles and other assets, net	1,798	4,941	—		6,739

Total assets	$393,994	$201,569	$116		$595,679

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable, trade	$463	$—	$—		$463
Accounts payable, affiliate	11,056	—	—		11,056
Accrued liabilities	3,355	—	(309	) (B)	3,046
Accrued interest	1,674	—	—		1,674
Current portion of interest rate swaps	3,195	—	—		3,195

Total current liabilities	19,743	—	(309)		19,434
Long-term debt	217,000	175,325	175,750	(A)	392,750
			(175,325	) (B)
Interest rate swaps	5,878	—	—		5,878
Other long-term liabilities	159	—	—		159

Total liabilities	242,780	175,325	116		418,221
Partners’ capital:
Common units	198,859	—	—		198,859
Subordinated units	(45,400)	—	25,719	(C)	(19,681)
General partner units	6,050	—	525	(C)	6,575
Accumulated other comprehensive loss	(8,295)	—	—		(8,295)

Total partners’ capital	151,214	—	26,244		177,458

Total liabilities and partners’ capital	$393,994	$175,325	$26,360		$595,679

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

EXTERRAN PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2007
(In thousands, except per unit data)

			July 2008 Contract
			Operations
			Acquisition –
	Exterran	July 2008 Contract	Universal			Exterran
	Partners, L.P.	Operations	Compression			Partners, L.P.
	Historical	Acquisition	Holdings, Inc.	Adjustments		Pro Forma
Revenue	$107,675	$19,362	$22,991	$—		$150,028

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	46,066	6,929	8,072	—		61,067
Depreciation and amortization	16,570	3,338	3,766	—		23,674
Selling, general and administrative	13,730	603	751	2,752	(D)	17,836
Interest expense	11,658	—	—	12,823	(E)	24,481
Other (income) expense, net	(22)	—	—	—		(22)

Total costs and expense	88,002	10,870	12,589	15,575		127,036

Income before income taxes	19,673	8,492	10,402	(15,575)		22,992
Income taxes	272	—	—	137	(F)	409

Net income	$19,401	$8,492	$10,402	$(15,712)		$22,583

General partner interest in net income	$447					$518

Limited partner interest in net income	$18,954					$22,065

Weighted average limited partners’ units outstanding:
Basic	14,604			2,414	(G)	17,018
Diluted	14,702			2,414	(G)	17,116

Earnings per limited partner unit - Basic	$1.30					$1.30

Earnings per limited partner unit - Diluted	$1.29					$1.29

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

EXTERRAN PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the six months ended June 30, 2008
(In thousands, except per unit data)

	Exterran	July 2008 Contract			Exterran
	Partners, L.P.	Operations			Partners, L.P.
	Historical	Acquisition	Adjustments		Pro Forma
Revenue	$70,266	$26,180	$—		$96,446

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	32,080	10,061	—		42,141
Depreciation and amortization	11,485	3,729	—		15,214
Selling, general and administrative	7,746	911	1,430	(D)	10,087
Interest expense	7,246	—	5,104	(E)	12,350
Other (income) expense, net	(1,139)	—	—		(1,139)

Total costs and expense	57,418	14,701	6,534		78,653

Income before income taxes	12,848	11,479	(6,534)		17,793
Income tax expense	222	—	83	(F)	305

Net income	$12,626	$11,479	$(6,617)		$17,488

General partner interest in net income	$373				$608

Limited partner interest in net income	$12,253				$16,880

Weighted average limited partners’ units outstanding:
Basic	16,679		2,414	(G)	19,093
Diluted	16,776		2,414	(G)	19,190

Earnings per limited partner unit - Basic	$0.73				$0.88

Earnings per limited partner unit - Diluted	$0.73				$0.88

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

EXTERRAN PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation, the Acquisition and Related Transactions
The historical financial information is derived from the consolidated financial statements of Exterran Partners, L.P. (“we,” “us” or “our”) and the combined financial statements of the July 2008 Contract Operations Acquisition and the July 2008 Contract Operations Acquisition – Universal Compression Holdings, Inc. (such combined financial statements are included elsewhere in this report). The pro forma adjustments have been prepared as if the transactions, as described below, had taken place on June 30, 2008, in the case of the pro forma consolidated balance sheet, or as of January 1, 2007, in the case of the pro forma consolidated statements of operations for the year ended December 31, 2007 and the six months ended June 30, 2008.
The pro forma financial statements reflect the following transactions (the “transactions”):
•	our acquisition in July 2008 of certain contract operations customer service agreements and compression equipment from Exterran Holdings;

•	our assumption of $175.3 million of Exterran Holdings’ long-term debt;

•	our issuance of 2,413,672 common units to Exterran Holdings and 49,259 general partner units to Exterran General Partner, L.P., our general partner and Exterran Holdings’ wholly-owned subsidiary; and

•	our additional borrowing of $117.5 million under our term loan and $58.3 million under our revolving credit facility and use of those proceeds to retire the debt assumed from Exterran Holdings and to pay other costs incurred.
2. Pro Forma Adjustments and Assumptions
(A) Reflects additional borrowings of $117.5 million under our term loan and $58.3 million under our revolving credit facility.
(B) Reflects the repayment of debt assumed from Exterran Holdings and other accrued costs incurred using additional borrowings under our term loan and revolving credit facility.
(C) Reflects the issuance of 2,413,672 common units to Exterran Holdings and 49,259 general partner units to our general partner.
(D) Reflects an allocation of selling, general and administrative (“SG&A”) expenses of Exterran Holdings. SG&A expenses in this adjustment include only the allocation of indirect expenses and have been allocated to us based on the percentage of total horsepower of compressor units we acquired in the transactions to total horsepower of Exterran Holdings and our compressor units in accordance with an omnibus agreement among us, Exterran Holdings and others.
(E) Reflects interest expense incurred on additional borrowings of $117.5 million under our term loan and $58.3 million under our revolving credit facility. During the year ended December 31, 2007, interest expense is based on an average rate of three-month LIBOR of 5.42%, plus the applicable margin of 2.0% and 1.0% to 1.25%, under the term loan and revolving credit facility, respectively. During the six months ended June 30, 2008, interest expense is based on an average rate of three-month LIBOR of 4.09%, plus the applicable margin of 2.0% and 1.0% to 1.25%, under the term loan and revolving credit facility, respectively. A one percentage point increase or decrease in interest rates would result in an increase or decrease in interest expense related to this transaction of $1.8 million and $0.9 million for the year ended December 31, 2007 and the six months ended June 30, 2008, respectively.
(F) Reflects additional taxes that we would have incurred under the Texas margins tax related to the contract operations service agreements that we acquired from Exterran Holdings in the transactions. The apportionment factor assumption used for sales in Texas is consistent with our apportionment factor utilized for the six months ended June 30, 2008. A 10% increase or decrease in the apportionment factor would not have a material impact on the amount of margin tax expense for the unaudited pro forma consolidated statement of operations presented herein.
(G) Reflects the issuance of 2,413,672 common units to Exterran Holdings.

3. Pro Forma Net Income Per Limited Partner Unit
Pro forma net income per limited partner unit is determined by dividing the pro forma net income that would have been allocated to the common and subordinated unitholders by the number of common and subordinated units expected to be outstanding after the completion of the transactions included in the pro forma consolidated financial statements. All units were assumed to have been outstanding since January 1, 2007. Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to the general partner than to the holders of common and subordinated units. For the year ended December 31, 2007 and the six months ended June 30, 2008, the pro forma net income per unit calculations reflect the incentive distributions made to the general partner and a reduction of net income allocable to the limited partners of $0.1 million for the six months ended June 30, 2008 which reflects the amount of additional incentive distributions that would have occurred if the excess of net income over actual distributions for the period had been distributed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.
(Registrant)

By: Exterran General Partner, L.P., its general partner

By: Exterran GP LLC, its general partner

Date: October 13, 2008	/s/ DANIEL K. SCHLANGER Name: Daniel K. Schlanger
Title: Senior Vice President and Chief Financial Officer